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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the registration statements of ACNielsen Corporation on Form S-8 (File Nos. 333-14085 and 333-14753) of our reports dated September 16, 1996, on our audits of the combined financial statements and financial statement schedule of ACNielsen Corporation, as defined in the notes to the financial statements, as of December 31, 1995 and for each of the two years in the period ended December 31, 1995.





                                                 COOPERS & LYBRAND L.L.P.

Stamford, Connecticut
March 21, 1997